EXHIBIT 11(b)








                       CONSENT OF INDEPENDENT ACCOUNTANTS

                              --------------------


To the Board of Trustees of
  Neuberger & Berman Equity Assets


         We consent to the incorporation by reference in Part B. Statement of Additional Information in Post-Effective Amendment No. 5 to the Registration Statement on Form N-1A of Neuberger & Berman Equity Assets (File #33-82568) (811-8106) of our report dated October 4, 1996, on our audit of the financial statements and financial highlights of Neuberger & Berman Manhattan Portfolio, which report is included in the Annual Report to Shareholders of Neuberger & Berman Equity Funds for the fiscal year ended August 31, 1996.

         We also consent to the reference to our Firm with respect to Neuberger & Berman Manhattan Assets and Portfolio under the captions "Independent Auditors/Accountants" and "Financial Statements" in Part B of the Registration Statement.


                                            /s/ Coopers & Lybrand L.L.P
                                            COOPERS & LYBRAND L.L.P.




Boston, Massachusetts
December 26, 1996